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                                                                     EXHIBIT 3.1

                            BRANDYWINE REALTY TRUST

                            ARTICLES SUPPLEMENTARY

                    CLASSIFYING AND DESIGNATING __________

                         PREFERRED SHARES AS SHARES OF

            7.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES


         Brandywine Realty Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in Article 6 of the Trust's Declaration of Trust (as amended and restated to date, the "Declaration of Trust") the Board of Trustees (the "Board"), by resolutions duly adopted on ________ ______ , 1998, classified and designated _______ shares of the Trust's preferred shares of beneficial interest, $.01 par value per share, as the 7.25% Series A Cumulative Convertible Preferred Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of shares (which under any restatement of the Declaration of Trust will become a part of Article 6 thereof, with any necessary or appropriate changes to the numbering or lettering thereof) as follows:

            7.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES

                  1. Designation and Number. A series of Preferred Shares, designated the "7.25% Series A Cumulative Convertible Preferred Shares" (the "Series A Preferred Shares"), is hereby established. The par value of the Series A Preferred Shares, as set forth in the Declaration of Trust, is $.01 per share. The authorized number of Series A Preferred Shares shall be ________ . The stated value of each Series A Preferred Share shall be $50.00 (the "Stated Value").

                  2. Rank. The Series A Preferred Shares shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares (as defined in the Declaration of Trust) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series A Preferred Shares; (b) on a parity with all equity securities issued by the Trust other than those referred to in clauses (a) and
(c); and (c) junior to all equity securities issued by the Trust which rank senior to the Series A Preferred Shares in accordance with Section



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6(d). The term "equity securities" shall not include debt securities including convertible debt securities.

                  3. Distributions.

                     a. The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized by the Board out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per Series A Preferred Share equal to the greater of (i) $0.9063 per quarter (equivalent to $3.625 per annum) or (ii) the cash distributions paid or payable on the number of Common Shares, or portion thereof, into which a Series A Preferred Share is convertible, in each case with appropriate proration for partial quarters. The amount referred in clause (ii) of this paragraph (a) with respect to each Distribution Period (as defined in Section 9 below) shall be determined as of the applicable Distribution Payment Date (as defined in Section 9 below) by multiplying the number of Common Shares, or portion thereof calculated to the fourth decimal point, into which a share of Series A Preferred Share would be convertible at the opening of business on such Distribution Payment Date (based on the Conversion Price then in effect) by the quarterly cash distribution payable or paid for such Distribution Period in respect of a Common Share outstanding as of the record date for the payment of distributions on the Common Shares with respect to such Distribution Period or, if different, with respect to the most recent quarterly period for which distributions with respect to the Common Shares have been declared. Such distributions shall be cumulative from the Issue Date (as defined in Section 9 below), whether or not in any Distribution Period or Periods such distributions shall be declared or there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Distribution Payment Dates, commencing on the first Distribution Payment Date after the Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear on the share records of the Trust at the close of business on a record date which shall be not less than 10 and not more than 60 days prior to the applicable Distribution Payment Date and shall be fixed by the Board to coincide with the record date for the regular quarterly distributions, if any, payable with respect to the Common Shares. Accumulated, accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on a given date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the Board. The amount of accumulated, accrued and unpaid distributions on any Series A Preferred Share, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. The amount of distributions payable per Series A Preferred Share for the initial Distribution Period, or any other period shorter or longer than a full Distribution Period, shall be computed ratably on the basis of four 90-day quarters and a 364-day year.



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                     b. No distribution on the Series A Preferred Shares shall
be authorized by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Shares which may be in arrears.

                  Notwithstanding the foregoing, distributions on the Series A Preferred Shares shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred Shares shall not bear interest and holders of the Series A Preferred Shares shall not be entitled to any distributions in excess of full cumulative distributions. Any distribution payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

                     c. Except as provided in subsection 3(d) herein, if any Series A Preferred Shares are outstanding, no distributions (other than in Common Shares or other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made on any equity securities of the Trust ranking, as to distributions or upon liquidation, dissolution or winding up of the Trust, on a parity with or junior to the Series A Preferred Shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past distribution periods and the then current distribution period, nor shall any Common Shares, or any other equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation, dissolution or winding up of the Trust, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Trust or any other entity controlled directly or indirectly by the Trust (except (i) by conversion into or exchange for other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust, (ii) for the repurchase of Common Shares held by employees, officers, trustees, or consultants of the Trust (or their permitted transferees) that are subject to restrictive share purchase agreements under which the Trust has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment or (iii) as necessary for the Trust to continue to qualify as a REIT).



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                     d. When distributions are not paid in full (or a sum
sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and any other equity securities ranking on a parity as to distributions with the Series A Preferred Shares, all distributions declared upon the Series A Preferred Shares and any other equity securities ranking on a parity as to distributions with the Series A Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Series A Preferred Shares and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series A Preferred Shares and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other.

                     e. Holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred Shares as described above. Accumulated but unpaid distributions on the Series A Preferred Shares will accumulate as of the Distribution Payment Date on which they first become payable.

                  4. Liquidation Preference.

                     a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of the Series A Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders remaining after payment or provisions for payment of all debts and other liabilities of the Trust a liquidation preference equal to the Stated Value per share, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares or any other equity securities that rank junior to the Series A Preferred Shares as to liquidation rights.

                     b. If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust are insufficient to make such full payment to holders of the Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of equity securities of the Trust ranking on a parity with the Series A Preferred Shares as to liquidation rights, then the holders of the Series A Preferred Shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                     c. Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each


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record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust.

                     d. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares shall have no right or claim to any of the remaining assets of the Trust.

                     e. None of a consolidation or merger of the Trust with or into another entity, a merger of another entity with or into the Trust, a statutory share exchange by the Trust or a sale, lease or conveyance of all or substantially all of the Trust's property or business shall be considered a liquidation, dissolution or winding up of the Trust.

                     f. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares or otherwise is permitted under Maryland Law, no effect shall be given to amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

                  5. Redemption.

                     a. Cash Redemption Right. On and after January 2, 2004 and, in addition, at any time after the Issue Date that the Current Market Price (as defined in Section 9) of the Common Shares has equaled or exceeded 120% of the Conversion Price for any 60 consecutive Trading Days (as defined in Section 9), the Trust, upon giving notice as provided below, may redeem the Series A Preferred Shares, in whole or in part, for a redemption price per share payable in cash equal to the Stated Value (the "Cash Redemption Right").

                     b. Share Redemption Right. If (i) at any time during the period commencing on the Issue Date and ending on January 1, 2004, the Current Market Price of the Common Shares has equaled or exceeded 120% of the Conversion Price for any 60 consecutive Trading Days or (ii) at any time on or after January 2, 2004, the Current Market Price of the Common Shares has equaled or exceeded 110% of the Conversion Price for 60 consecutive Trading Days, the Trust, upon giving notice as provided below, may redeem the Series A Preferred Shares, in whole or in part, for such number of Common Shares as equals the Stated Value of the Series A Preferred Shares to be redeemed divided by the Conversion Price as of the opening of business on the date set for such redemption (the "Share Redemption Right").



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                     c. Limitations on Redemption.

                        (i) The Trust may exercise the Cash Redemption Right provided that the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of the Trust, and from no other source. For purposes of the preceding sentence, "equity securities" means any equity securities (including Common Shares and Preferred Shares (as defined in the Declaration of Trust)), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                        (ii) If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board.

                        (iii) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares. In addition, unless full cumulative distributions on all outstanding Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Trust shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or any equity securities of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to distributions or upon liquidation, dissolution or winding up of the Trust (except (i) by conversion into or exchange for other equity securities of the Trust ranking junior to the Series A Preferred Shares as to distributions and upon liquidation, dissolution or winding up of the Trust, (ii) for the repurchase of Common Shares held by employees, officers, trustees, or consultants of the Trust (or their permitted transferees) that are subject to restrictive share purchase agreements under which the Trust has the option or obligation to repurchase such shares upon the occurrence of certain events, such as termination of employment or (iii) as necessary for the Trust to continue to qualify as a
REIT).

                        (iv) The foregoing provisions of subsections
5(c)(i)-(iii) shall not prevent the purchase by the Trust of Series A Preferred Shares pursuant to Article 6 of the Declaration of Trust or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.


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                        (v) Immediately prior to any redemption of Series A
Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid distributions through the Redemption Date (as defined in subsection (d) below), unless a Redemption Date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date. Except as provided above, the Trust will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred Shares for which a notice of redemption has been given.

                     d. Procedures for Redemption.

                        (i) Notice of redemption shall be mailed, not less than 30 nor more than 60 days, prior to the date fixed for redemption set forth in such notice (the "Redemption Date") to each holder of record of Series A Preferred Shares to be redeemed, notifying such holder of the Trust's election to redeem such shares. Such notice shall be mailed to such holder's address as the same appears on the share records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.

                        (ii) In addition to any information required by law, such notice shall state: (i) the Redemption Date, (ii) with respect to the Cash Redemption Right, the cash redemption price per Series A Preferred Share and, with respect to the Share Redemption Right, the number of Common Shares to be issued with respect to each Series A Preferred Share, (iii) the number of shares to be redeemed (and, if fewer than all the Series A Preferred Shares are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for such Series A Preferred Shares are to be surrendered for payment of the redemption price in cash, with respect to the Cash Redemption Right, and in certificates representing Common Shares, with respect to the Share Redemption Right, (v) that distributions on the shares to be redeemed will cease to accumulate on such Redemption Date and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

                        (iii) On or after the Redemption Date, each holder of Series A Preferred Shares to be redeemed shall present and surrender the certificates evidencing its Series A Preferred Shares to the Trust at the place designated in the notice of redemption and thereupon the redemption price (in cash or Common Shares, as applicable) of such shares shall be paid to or on the order of the person whose name appears on such certificate evidencing Series A Preferred


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Shares as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares evidenced by any such certificate evidencing Series A Preferred Shares are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.

                        (iv) From and after the Redemption Date (unless the Trust defaults in payment of the redemption price), all distributions on the Series A Preferred Shares designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Trust) on the Trust's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Trust, prior to a Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions) of the Series A Preferred Shares so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Shares to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid distributions to the Redemption Date). At the close of business on a Redemption Date relating to the Trust's Share Redemption Right, each holder of Series A Preferred Shares to be so redeemed (unless the Trust defaults in the delivery of the Common Shares payable on such Redemption Date) shall be deemed to be the record holder of the number of Common Shares into which such Series A Preferred Shares are to be so redeemed, regardless of whether such holder has surrendered the certificates evidencing the Series A Preferred Shares. Any monies or Common Shares so deposited which remain unclaimed by the holders of the Series A Preferred Shares at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Trust.

                     e. Status of Redeemed Shares. Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board.

                     f. No Fractional Shares. No fractional shares or scrip representing fractions of Common Shares shall be issued upon redemption of a Series A Preferred Share pursuant to the Trust's Share Redemption Right. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the redemption of a Series A Preferred Share, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash in respect of such fractional interest (computed to the nearest cent) based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Redemption Date. If more than


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one Series A Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                     g. Common Shares Issuable Upon Redemption. The Trust covenants that any Common Shares issued upon redemption of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable.

                  6. Voting Rights.

                     a. Holders of the Series A Preferred Shares shall not have any voting rights, except as provided by law and as described below.

                     b. Whenever distributions on any Series A Preferred Shares shall be in arrears for six or more quarterly periods (a "Preferred Distribution Default"), the number of trustees of the Trust shall be automatically increased by two and the holders of such Series A Preferred Shares (voting separately as a class with all other equity securities ranking on a parity with the Series A Preferred Shares as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Trust upon which like voting rights have been conferred and are exercisable ("Parity Preferred Shares")) shall be entitled to vote for the election of a total of two additional trustees of the Trust (the "Preferred Share Trustees") who shall each be elected for one-year terms. Such election shall be held at a special meeting called by the holders of record of at least 10% of the outstanding Series A Preferred Shares or the holders of shares of any other series of Parity Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Trust less than 90 days before the date fixed for the next annual or special meeting of the shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all distributions accumulated on the Series A Preferred Shares for the past distribution periods and the distribution for the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

                     c. If and when all accumulated distributions on the Series A Preferred Shares shall have been paid in full or set aside for payment in full, the holders of Series A Preferred Shares shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions have been paid in full or set aside for payment in full on all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate and the number of trustees of the Trust shall be automatically decreased by two. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written


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consent of the Preferred Share Trustee remaining in office, or if there is no such remaining trustee, by vote of holders of a majority of the outstanding Series A Preferred Shares and any other series of Parity Preferred Shares voting as a single class. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in
Section 6(b) (voting separately as a class with all other series of Parity Preferred Shares upon which like voting rights have been conferred and are exercisable). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

                     d. So long as any Series A Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting, (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to Series A Preferred Shares with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into such shares, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or these Articles Supplementary, whether by merger, consolidation or otherwise, or consummate a merger or consolidation involving the Trust (any such merger or consolidation, an "Event") , so as to materially and adversely affect any right, preference, privilege or voting power of such Series A Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, the occurrence of any such Event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series A Preferred Shares if immediately after any such Event (i) in which the Trust is the surviving entity, there are outstanding no equity securities ranking as to distribution rights or liquidation preference senior to the Series A Preferred Shares other than the securities of the Trust outstanding prior to such Event, (ii) in which the Trust is not the surviving entity, as a result of the Event, the holders of the Series A Preferred Shares receive shares of stock or other equity securities with preferences, rights and privileges substantially similar to the preferences, rights and privileges of the Series A Preferred Shares and there are outstanding no shares of stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series A Preferred Shares other than the securities issued in respect of securities of the Trust outstanding prior to such Event or (iii) whether or not the Trust is the surviving entity, there are no outstanding equity securities of the Trust or its successor (other than securities of the Trust outstanding prior to such Event, or securities issued in respect of securities of the Trust outstanding prior to such Event) ranking as to distribution rights or liquidation preference senior to the Senior A Preferred Shares; and provided further that any increase in the amount of the authorized Preferred Shares or the creation or issuance of any series of Preferred


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Shares (other than the Series A Preferred Shares), in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privilege or voting powers.

                     Notwithstanding anything to the contrary contained herein, the creation or issuance of any series of Preferred Shares that is subject to mandatory redemption at a scheduled date or dates or that has the benefit of a sinking fund or that is subject to redemption at the option of the Trust or the holder but that otherwise ranks on a parity with or junior to the Series A Preferred Shares with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust shall not require the affirmative vote or consent of all or any of the holders of Series A Preferred Shares.

                     e. So long as any of the Series A Preferred Shares remain outstanding, the Trust will not terminate the Trust's status as a REIT without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Shares, Common Shares and all other series or classes of shares of beneficial interest of the Trust outstanding at the time and having voting rights, voting together as a single class, given in person or by proxy, either in writing or at a meeting. For the purposes of the foregoing sentence, (i) each Series A Preferred Share shall entitle the holder thereof to such number of votes as is equal to the number of Common Shares into which such Series A Preferred Share is convertible and (ii) each other share of beneficial interest of the Trust outstanding at the time and having voting rights shall entitle the holder thereof to one vote per share or such number of votes per share as is set forth in the amendment to the Declaration of Trust designating such shares of beneficial interest.

                     f. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds or Common Shares, as applicable, shall have been deposited in trust to effect such redemption.

                  7. Conversion.

                     a. Subject to the restrictions on transfer and ownership contained in Article 6 of the Declaration of Trust, each whole (but not fractional) Series A Preferred Share shall be convertible at any time, at the option of the holder thereof, into such number of fully paid and non-assessable Common Shares as is equal to the quotient that results from dividing (i) the sum of (X) the Stated Value plus (Y) accrued and unpaid distributions on such Series A Preferred Share (other than such accrued and unpaid distributions that the Trust elects to pay in cash at the time of conversion) by (ii) a conversion price (the "Conversion Price") of $28.00 per Series A Preferred Share; provided, however, that if the average Current Market Price of the Common

Shares during the 60-Trading Day period ending on December 31, 2003 is $23.00 or lower then the Conversion Price shall automatically be reduced from $28.00 to $26.50, subject to adjustment as described in Section 7(f) herein; provided, further, that the right to convert Series A Preferred Shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Redemption Date, unless the Trust shall default in making payment of the redemption price.

                     b. To exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the Trust or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Share. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Share is registered, in which case the Trust shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                     c. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares evidenced thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Trust.

                     d. Holders of Series A Preferred Shares at the close of business on a Distribution Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion of such shares following such Distribution Record Date and prior to such Distribution Payment Date. However, certificates evidencing Series A Preferred Shares surrendered for conversion during the period between the close of business on any Distribution Record Date and ending with the opening of business on the corresponding Distribution Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Distribution Payment Date) shall be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date. A holder of

Series A Preferred Shares on a Distribution Record Date who (or whose transferee) tenders any such shares for conversion into Common Shares on such Distribution Payment Date shall receive the distribution payable by the Trust on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of certificates representing such Series A Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distribution on the Common Shares that are issued upon such conversion.

                     As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (e) of this Section 7.

                     e. No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Trust shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share, as the case may be, shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                     f. Conversion Price Adjustments.

                     The Conversion Price shall be adjusted from time to time as follows:

                        (i) If the Trust shall after the Issue Date (A) pay or make a distribution to holders of its equity securities in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A

Preferred Shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (j) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                        (ii) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the Fair Market Value per Common Share on the record date fixed for the determination of shareholders entitled to receive such rights, options or warrants (any of the foregoing being hereinafter in this subsection (ii) called the "Securities"), then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution by
(II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution and (B) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of
(A) the number of Common Shares outstanding on the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately upon the opening of business on the business day next following the record date fixed for the determination of shareholders entitled to receive such distribution (subject to paragraph (j) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board, whose determination shall be conclusive. For the purposes of this subsection (ii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (ii); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (ii) (and such day shall be deemed to be "the record date fixed for the determination of shareholders entitled to receive such distribution" within the meaning of the two preceding sentences).

                        (iii) If the Trust shall distribute to all holders of its Common Shares any equity securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cash distributions paid out of current or accumulated funds from operations to the extent the same results in a payment of at least equal cash distributions to the holders of Series A Preferred Shares) or rights, options and warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date fixed for the determination of shareholders entitled to receive such distribution less the then fair market value (as determined by the Chief Executive Officer or the Board, whose determination shall be conclusive) of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date fixed for the determination of shareholders entitled to receive such distribution. Such adjustment shall become effective immediately at the opening of business on the business day next following the record date fixed for the determination of shareholders entitled to receive such distribution (except as provided in subsection (j) below). For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the record date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the record date fixed for the determination of the shareholders entitled to receive such distribution" within the meaning of the two preceding sentences).

                        (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this
Section 7 shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f), as the Board of Trustees, the chief executive officer or the chief financial officer of the Trust in its, his or her discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Trust to its shareholders shall not be taxable.

                     g. If the Trust shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (f)(i) of this Section 7 applied) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his appraisal rights or rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a "Non-Electing Share") (provided that if the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Non-Electing Share, the kind and amount receivable by each Non-Electing Share shall be deemed to be the kind and amount receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (g), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (g) shall similarly apply to successive Transactions.

                     h. If:

                        (i) the Trust shall make a distribution on the Common Shares (excluding cash distributions paid out of current or accumulated funds from operations to the extent the same results in a payment of at least equal cash distribution to the holders of Series A Preferred Shares) or there shall be a reclassification, subdivision or combination of Common Shares; or

                        (ii) the Trust shall authorize the granting to the holders of the Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                        (iii) there shall be any reclassification of the Common Shares (other than an event to which subsection (f)(i) of this Section 7 applied) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Trust as an entity and for which approval of any shareholder of the Trust is required; or

                        (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the share records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

                     i. Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series A Preferred Share at such holder's last address as shown on the share records of the Trust.

                     j. In any case in which subsection (f) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any Series A Preferred Share and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (e) of this Section 7.

                     k. There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

                     l. If the Trust shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

                     m. The Trust will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this subsection (m), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  Any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable.

                     n. The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion or redemption of the Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the record holder of the Series A Preferred Shares to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                  8. Ownership Limitations. The Series A Preferred Shares are subject to the restrictions on transferability and ownership provisions set forth in Article 6 of the Declaration of Trust. For purposes of applying the ownership limitation and transfer restrictions contained in Section 6.6 of the Declaration of Trust, including the definition of the term "Ownership Limit," the term "Shares" is and shall hereinafter be understood to mean shares of beneficial interest of the Trust, whether such shares are Common Shares or Preferred Shares.

                  Pursuant to Section 6.6(k) of the Declaration of Trust, the initial holders (the "Initial Holders") of the Series A Preferred Shares and the Series B Preferred Units of Brandywine Operating Partnership, L.P. and the Initial Holders' permitted transferees who acquire such securities or any securities of the Trust or Brandywine Operating Partnership, L.P. issued upon redemption or conversion of such securities are hereby exempted from the Ownership Limit on the condition that, and for so long as, such holders comply with those representations, warranties and agreements contained in Exhibit A attached hereto and made a part hereof.

                  9. Definitions.

                  "Current Market Price" of publicly traded Common Shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Trust or the Board.

                  "Distribution Payment Date" shall mean, with respect to each Distribution Period, the fifteenth day of January, April, July and October in each year, commencing, on ______________, 1998; provided, however, that if any Distribution Payment Date falls on any day other than a business day, the distribution payment due on such Distribution Payment Date shall be paid on the business day immediately following such Distribution Payment Date.

                  "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Issue Date and end on and include _____________,
1998).

                  "Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the five consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term " 'ex' date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Issue Date" shall mean the date on which Series A Preferred Shares are first issued by the Trust.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.

                  "Transfer Agent" means The Bank of New York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series A Preferred Shares.

                  SECOND: The Series A Preferred Shares have been classified and designated by the Board under the authority contained in the Declaration of Trust.

                  THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

                  FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

                  FIFTH: The undersigned President and Chief Executive Officer of the Trust acknowledges these Articles Supplementary to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this _______ of __________ , 1998.


                            BRANDYWINE REALTY TRUST



                                    By: _____________________________________
                                        Gerard H. Sweeney
                                        President and Chief Executive Officer

[SEAL]

ATTEST:


By: ___________________________
    Brad A. Molotsky, Secretary

                                                                       EXHIBIT A

                              REPRESENTATIONS OF
                       PROMETHEUS AAPT HOLDINGS, L.L.C.
                                      and
                    COMMONWEALTH ATLANTIC PROPERTIES, INC.

                  I, the undersigned, certify that I am the _____________ of Prometheus AAPT Holdings, L.L.C., a Delaware limited liability company ("Prometheus"), and the ______________ of Commonwealth Atlantic Properties Inc., a Virginia corporation ("CAPI"), and on behalf of Prometheus and CAPI do further represent, warrant and agree that:

                  1. Prometheus is a limited liability company that is wholly-owned by LF Stragetic Realty Investors L.P., a Delaware limited partnership ("LFSRI").

                  2. CAPI is a corporation, over 99% of the outstanding stock of which is owned by LFSRI.

                  3. LFSRI is a limited partnership, the interests of which are held by various pension funds, partnerships, and other entities. No partner of LFSRI is a natural person or an organization described in Internal Revenue Code (the "Code") section 501(c)(17) or section 509(a), or a portion of a trust permanently set aside or to be used exclusively for the purposes described in section 642(c) or a corresponding provision of prior law (any such person, organization, or trust, an "Individual").

                  4. Applying the rules of Code section 544, as modified by Code section 856(h), no Individual would be treated as owning shares of beneficial interest of Brandywine Realty Trust (the "Company") held by Prometheus and CAPI that have a value in excess of 9.8% of the value of all outstanding shares of beneficial interest of the Company.

                  5. In connection with the delivery of these representations to the Company, the Board of Trustees of the Company is expected to grant LFSRI, Prometheus and CAPI permission to own shares of beneficial interest of the Company in excess of the "Ownership Limit" and related restrictions on ownership and transfer of shares of beneficial interest of the Company, as set forth in the Company's declaration of trust. LFSRI, Prometheus and CAPI acknowledge their understanding that if any of the above representations are violated such that the ownership by Prometheus or CAPI of shares of beneficial interest in the Company in excess of the Ownership Limit would cause an Individual to be treated as owning shares of beneficial interest of the Company held by Prometheus and CAPI that have a value in excess of 9.8% of the value of all outstanding shares of beneficial interest of the Company, or would cause the Company to cease to qualify as a REIT, the exemption granted by the Board of Trustees will be revoked, and a portion of the shares of beneficial interest owned by any of them will be automatically transferred to a trust, as more particularly set forth in the Company's declaration of trust.

                  IN WITNESS WHEREOF, I have hereunto subscribed by name as of this ____ day of ___________, 1998.



                       PROMETHEUS AAPT HOLDINGS, L.L.C.,
                       By: LF Strategic Realty Investors L.P.,
                           its sole member


                       By: ____________________________
                           Name:
                           Title:


                     COMMONWEALTH ATLANTIC PROPERTIES INC.



                       By: ____________________________
                           Name:
                           Title:


                      LF STRATEGIC REALTY INVESTORS L.P.
                      By: Lazard Freres Real Estate Investors L.L.C.,
                          its general partner


                       By: ____________________________
                           Name:
                           Title: